Exhibit 10.2

Execution Version

CONSENT AND FIFTH AMENDMENT

TO SENIOR SECURED CREDIT AGREEMENT

This CONSENT AND FIFTH AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, dated as of July 11, 2018 (this “Fifth Amendment”), is entered into by and among Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.) (“Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on signatures pages thereto, the Administrative Agent and the Collateral Agent are parties to that certain Senior Secured Credit Agreement, dated as of June 16, 2017, as amended by that certain First Amendment to Senior Secured Credit Agreement, dated as of August 17, 2017, that certain Limited Waiver and Second Amendment to Senior Secured Credit Agreement, dated as of October 11, 2017, that certain Second Limited Waiver and Third Amendment, dated as of January 9, 2018, that certain Third Limited Waiver to Senior Secured Credit Agreement, dated as of March 30, 2018 and that certain Fourth Amendment to Senior Secured Credit Agreement, dated as of April 13, 2018 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Fifth Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders (i) consent to Koontz-Wagner Custom Controls Holdings LLC (“Koontz-Wagner”), a Subsidiary of the Borrower, filing for bankruptcy protection under Chapter 7 of the Bankruptcy Code and (ii) extend the date of a certain mandatory prepayment under the Existing Credit Agreement;

WHEREAS, the Lenders are willing to (i) consent to Koontz-Wagner filing for bankruptcy protection under Chapter 7 of the Bankruptcy Code, (ii) extend the date of a certain mandatory prepayment under the Existing Credit Agreement and (iii) make certain other changes to the Existing Credit Agreement, in each case subject to the terms and conditions of this Fifth Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Section 1.1.     Certain Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II

Consent and Waiver

Section 2.1.     Consent and Waiver.  Subject to satisfaction of the conditions set forth in Article V hereof, and in reliance upon (a) the representations and warranties of the Loan Parties set forth herein and in the Credit Agreement and the other Loan Documents and (b) the agreements of the Loan Parties set forth herein, effective as of the date hereof, the Lenders hereby (a) consent to Koontz-Wagner filing for bankruptcy protection under Chapter 7 of the Bankruptcy Code, (b) waive the Event of Default that would otherwise result from such bankruptcy filing (the “Bankruptcy Default”), (c) waive, to the extent applicable to Koontz-Wagner, the representations and warranties in Sections 5.01, 5.03(c) and (d), 5.06 and 5.11, (d)  waive the notice requirements under Sections 6.03(a), (b) and (c) with respect to the Bankruptcy Default, and (e) waive compliance by Koontz-Wagner with Sections 2.02(b), 6.05. 6.06, 6.16. 7.04, 7.05, 7.09 and 7.11 (the items set forth in clauses (c), (d) and (e), collectively, the “Bankruptcy-Related Defaults”).

Section 2.2.    General.  Nothing in this Fifth Amendment, nor any communications among any Loan Party, any Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, other than the Bankruptcy Default and the Bankruptcy-Related Defaults, or any future failure of the Loan Parties to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of the Agents’ or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 8.02 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising, other than the Bankruptcy Default and the Bankruptcy-Related Defaults.  Except as expressly provided herein, each Agent and each Lender hereby reserves and preserves all of its rights and remedies against the Borrower and each other Loan Party under the Credit Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 8.02 of the Credit Agreement.  The waivers and consents in this Article II shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

ARTICLE III

Amendment

Section 3.1.     Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Article V hereof, the Existing Credit Agreement is hereby amended as follows:

(a)        Section 1.01 of the Existing Credit Agreement is hereby amended to add the following new definition in the appropriate alphabetical order:

“Fifth Amendment” means the Consent and Fifth Amendment to Senior Secured Credit Agreement, dated as of July 11, 2018, among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means the date all the conditions precedent to effectiveness of the Fifth Amendment as set forth therein are satisfied or waived in accordance therewith.

“Fifth Amendment Fee” means $4,000,000.

“Koontz-Wagner” means Koontz-Wagner Custom Controls Holdings LLC, an Indiana limited liability company, a wholly-owned Subsidiary of the Borrower.

(b)       Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate the definitions set forth below:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan Document entered into with a Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (1) the obligation (including Guarantee Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including, without limitation, the Unused Line Fee, the Minimum Incremental Loan Interest Amount, the Upfront First-Out Fee, the Upfront Initial Fee and any accrued and uncapitalized Upfront First-Out Fee PIK Amounts and Upfront Initial Fee PIK Amounts), premiums (including, without limitation, any Prepayment Premium), the Exit Fee, the Fourth Amendment Fee, the Fifth Amendment Fee, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (2) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.”

(c)        Section 2.02(b)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii)    On April 1, 2020, the Borrower shall prepay all of the Obligations due and payable hereunder.”

(d)       Section 2.05(d) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)      The Borrower shall pay to the Administrative Agent for distribution to the Lenders in accordance with each Lender’s Pro Rata Share the Fourth Amendment Fee, which shall be fully earned in all respects on the Fourth Amendment Effective Date and shall be due and payable on April 1, 2020.”

(e)        Section 2.05 of the Existing Credit Agreement is hereby amended to insert a new clause (e) after the end of clause (d), therein, which shall read as set forth below, and to renumber the existing clause (e) as clause (f).

“(e)      On the Fifth Amendment Effective Date, as consideration for the Lenders’ and the Agents’ consent to permit Koontz-Wagner to file for protection under Chapter 7 of the Bankruptcy Code and waiver of the Events of Default related thereto, the Borrower shall pay to the Administrative Agent for distribution to the Lenders in accordance with each Lender’s Pro Rata Share the Fifth Amendment Fee, which shall be fully earned in all respects on the Fifth Amendment Effective Date; provided that, to the extent the Borrower is unable to pay the Fifth Amendment Fee in full in immediately available cash on the Fifth Amendment Effective Date, the amount that is not so paid shall be capitalized and added to the outstanding principal balance of the Loans as of the Fifth Amendment Effective Date and shall constitute a Loan for all purposes under the Credit Agreement.”

(f)        Section 7.12(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

(a)        Total Leverage Ratio.  Commencing on June 30, 2020, permit the Total Leverage Ratio for the Borrower and its Subsidiaries on a consolidated basis for any Test Period ending on and as of the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Total Leverage Ratio
June 30, 2020	1.75:1.00
September 30, 2020	1.75:1.00
December 31, 2020	1.50:1.00
March 31, 2021	1.50:1.00
September 30, 2021	1.50:1.00

(g)        Section 7.12(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

Fixed Charge Coverage Ratio.  Commencing on June 30, 2020, permit the Fixed Charge Coverage Ratio for the Borrower and its Subsidiaries on a consolidated basis for any Test Period ending on and as of the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Fixed Charge Coverage Ratio
June 30, 2020	2.25:1.00
September 30, 2020	2.50:1.00
December 31, 2020	2.75:1.00
March 31, 2021	3.00:1.00
June 30, 2021	3.00:1.00
September 30, 2021	3.00:1.00

(h)       Clause Second of Section 8.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Second, to payment that portion of the Obligations constituting the Unused Line Fee, the Fourth Amendment Fee and the Fifth Amendment Fee, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;”

(i)         Section 8.04 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 8.04   Other Amounts Due.  In the event of repayment of the Obligations at any time prior to the Maturity Date, for any reason, including (a) upon an acceleration of the Obligations under this Agreement whether pursuant to the actions of the Required Lenders or automatically, (b) foreclosure and sale of the Collateral, (c) sale of the Collateral in any proceeding under any Debtor Relief Law or (d) pursuant to any restructuring, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any proceeding under any Debtor Relief Law, then in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Administrative Agent and the Lenders or profits lost by the Administrative Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimate and calculation of the lost profits or damages of the Administrative Agent and the Lenders, there shall be an amount due and payable to the Lenders equal to the full amount of (i) the Prepayment Premium that would have been payable pursuant to Section 2.02(a)(ii) hereof as if the Obligations were voluntarily repaid upon such repayment date, (ii) the Unused Line Fee, the Fourth Amendment Fee, the Fifth Amendment Fee, the

Upfront Initial Fee, the Upfront First-Out Fee, all accrued and uncapitalized Upfront Initial Fee PIK Amounts and all accrued and uncapitalized Upfront First-Out Fee PIK Amounts, (iii) the Minimum Incremental Loan Interest Amount and (iv) the Exit Fee, in each case of clauses (ii) and (iii), to the extent due and payable hereunder and not previously paid in cash by the Borrower.”

ARTICLE IV

Representations and Warranties

Section 4.1.     Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Fifth Amendment, each Loan Party hereby represents and warrants to the Agents and each Lender as follows:

(a)        After giving effect to this Fifth Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”,  “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates (except in the case of the representation contained in Section 5.05(b) of the Existing Credit Agreement, such representation shall be true and correct as of December 31, 2017).

(b)       The execution, delivery and performance of this Fifth Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of the Loan Parties.

(c)        After giving effect to this Fifth Amendment and the consents and waivers contained herein, the Loan Parties are in full compliance with each of the Loan Documents.

(d)       No Material Adverse Effect has occurred since the Closing Date.

(e)        After giving effect to this Fifth Amendment and the consents and waivers contained herein, no Default or Event of Default currently exists or shall be in existence immediately after giving effect to this Fifth Amendment.

ARTICLE V

Effectiveness

Section 5.1.     Effectiveness.  This Fifth Amendment shall become effective as of the date set forth above on which each of the following conditions is satisfied:

(a)        The Administrative Agent shall have received duly executed signature pages to this Fifth Amendment signed by each Loan Party, the Administrative Agent and the Lenders.

(b)       The Borrower shall have paid to Chapman and Cutler LLP, counsel to the Administrative Agent, all reasonable and documented out-of-pocket legal fees and expenses incurred in connection with this Fifth Amendment and any outstanding invoices in respect of reasonable legal fees and expenses of the Administrative Agent incurred in connection with the Loan Documents.

ARTICLE VI

Miscellaneous

Section 6.1.     Reference to and Effect on the Loan Documents.

(a)        On and after the date hereof, each reference in the Credit Agreement to “this Agreement”,  “hereunder”,  “hereof”,  “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”,  “thereunder”,  “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement after giving effect to this Fifth Amendment.

(b)       Except as specifically set forth in this Fifth Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)        Except as specifically set forth in this Fifth Amendment, the execution, delivery and performance of this Fifth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents.

Section 6.2.     Release.  As a material part of the consideration for the Administrative Agent, the Collateral Agent and the Lenders entering into this Fifth Amendment, the Borrower and each other Loan Party (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)        Other than with respect to the agreements of the Lenders specifically set forth herein, the Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and the Administrative Agent’s, the Collateral Agent’s and each Lender’s predecessors, successors, assigns, participants, officers, managers, directors, shareholders, partners, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the date hereof.

(b)       The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)       The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)         The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Fifth Amendment, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)       The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)      The Releasors have executed this Fifth Amendment and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)       The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)       The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, the Collateral Agent and each Lender to enter into this Fifth Amendment.

(e)        It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)        If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)        The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims.  The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

Section 6.3.   Guarantor’s Acknowledgement and Agreement. By signing below, each Guarantor (a) acknowledges, consents and agrees to this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of the Guarantee, the Security Agreement and the other Collateral Documents are not released, diminished, waived, modified or impaired in any manner by this Fifth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under the Guarantee, the Security Agreement and the other Collateral Documents, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guarantee, the Security Agreement, any other Collateral Documents or any other Loan Documents or Obligations.

Section 6.4.     Fees. The Borrower hereby affirms its obligation under the Credit Agreement to reimburse the Administrative Agent, the Collateral Agent and the Lenders for all reasonable and documented out‑of‑pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment, including but not limited to all Attorney Costs.

Section 6.5.     Headings.  The headings in this Fifth Amendment are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Fifth Amendment.

Section 6.6.    Governing Law.  This Fifth Amendment, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

Section 6.7.     Counterparts.  This Fifth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Fifth Amendment.  Delivery of an executed counterpart of this Fifth Amendment by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Fifth Amendment.

Section 6.8.     Severability.  If any term or other provision of this Fifth Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Fifth Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Fifth Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.9.     Binding Effect.  This Fifth Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Remainder of page intentionally left blank; signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. (f/k/a GLOBAL POWER EQUIPMENT GROUP INC.),
as Borrower

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
President and Chief Executive Officer

Acknowledged and agreed:

GLOBAL POWER PROFESSIONAL SERVICES INC.
WILLIAMS GLOBAL SERVICES, INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
BRADEN HOLDINGS, LLC
STEAM ENTERPRISES, L.L.C.
GPEG, LLC
each as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President

KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC
as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President

[Signature Page to Fifth Amendment]

CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as Administrative Agent and Collateral Agent, and as a Lender

By:	/s/ Luke Gosselin
Name: Luke Gosselin
Title: Managing Director

CENTRE LANE PARTNERS IV, L.P., as Lender

By:	/s/ Kenneth Lau
Name: Kenneth Lau
Title: Managing Director

[Signature Page to Fifth Amendment]